   As filed with the Securities and Exchange Commission on March 24, 1998
                                                          Registration No. 333-
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 -----------------

                           ATLANTIC PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in its charter)

               DELAWARE                                   36-389269
     (State or other jurisdiction             (IRS Employer Identification No.)
     of incorporation or organization)

                         1017 MAIN CAMPUS DRIVE, SUITE 3900
                           RALEIGH, NORTH CAROLINA  27606
                (Address of principal executive offices) (Zip Code)

                                 -----------------

                               1995 STOCK OPTION PLAN
                              (Full title of the Plan)

                                 -----------------

                                  JON D. LINDJORD
                        PRESIDENT & CHIEF EXECUTIVE OFFICER
         1017 MAIN CAMPUS DRIVE, SUITE 3900, RALEIGH, NORTH CAROLINA 27606
            (Name and address, including zip code of agent for service)
                                   (919) 513-7020
           (Telephone number, including area code, of agent for service)

                                 -----------------

                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                                      Proposed       Proposed
     Title of                                          Maximum        Maximum
     Securities                         Amount        Offering      Aggregate           Amount of
     to be                              to be          Price         Offering         Registration
     Registered                      Registered(1)   per Share(2)     Price(2)            Fee
   -------------                   ---------------  ------------- ------------  --------------------

Common Stock, $0.001 par value     59,783 shares        $6.00      $358,698.00         $105.82

----------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Atlantic Pharmaceuticals, Inc. 1995 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on March 19, 1998 as reported on the Nasdaq Small Cap Market.

                                    PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          Atlantic Pharmaceuticals, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

          (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the SEC on March 23, 1998; and

          (b) The Registrant's Registration Statement No. 000-27282 on Form 8-A filed with the SEC on November 28, 1995, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("Section 145") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article Ten of the Registrant's Restated Certificate of Incorporation and Article Seven of the Registrant's Restated Bylaws provide for mandatory indemnification by the Registrant of all persons the Registrant may indemnify under Section 145 to the maximum extent permitted by the Delaware General Corporation Law. Article Nine of the Registrant's Restated Certificate of Incorporation provides that the personal liability of its directors to the Registrant is eliminated to the fullest extent permitted by the Delaware General Corporation Law. These provisions do not eliminate the director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director has entered into a separate indemnification agreement (effective June 1997) with the Registrant and will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. These provisions also do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS



EXHIBIT NUMBER      EXHIBIT

     4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration No. 000-27282 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

     5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1            Consent of KPMG Peat Marwick LLP - Independent Accountants.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
    24              Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
    99.1            1995 Stock Option Plan (as amended and restated June 9, 1996).
    99.2*           Form of Notice of Grant of Stock Option.
    99.3*           Form of Stock Option Agreement.
    99.4*           Form of Addendum to Stock Option Agreement (Special Tax
                    Elections).
    99.5*           Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Change in Control).
    99.6*           Form of Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Rights).
    99.7*           Form of Notice of Grant of Automatic Stock Option (Initial
                    Grant).
    99.8*           Form of Notice of Grant of Automatic Stock Option (Annual
                    Grant).
    99.9*           Form of Automatic Stock Option Agreement.


* Exhibits 99.2 through 99.9 are incorporated herein by reference to Exhibits 99.2 through 99.9, respectively, to Registrants's Registration Statement No. 333-15807 on Form S-8, filed with the SEC on November 8, 1996.

Item 9.             UNDERTAKINGS

                   A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan.

                    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 19th day of March, 1998.

                              ATLANTIC PHARMACEUTICALS, INC.


                              By: /s/ Jon D. Lindjord
                                 ----------------------------------------------
                                 Jon D. Lindjord
                                 Chief Executive Officer, President and Director

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Atlantic Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Jon D. Lindjord the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                        Title                                       Date
----------                       ------                                      ----


/s/ Jon D. Lindjord              Chief Executive Officer, President      March 19, 1998
-----------------------------    and Director
Jon D. Lindjord




/s/ Shimshon Mizrachi            Chief Financial Officer                 March 19, 1998
-----------------------------    (Principal Financial and
Shimshon Mizrachi                Accounting Officer)



Signature                        Title                                       Date
----------                       ------                                      ----

/s/ Robert Fildes                 Director                               March 19, 1998
-----------------------------
Robert Fildes



/s/ Yuichi Iwaki                  Director                               March 19, 1998
-----------------------------
Yuichi Iwaki, M.D., Ph.D.


/s/ Steve H. Kanzer               Director                               March 19, 1998
-----------------------------
Steve H. Kanzer


/s/ John K. A. Prendergast
-----------------------------     Director                               March 19, 1998
John K. A. Prendergast, Ph.D.


/s/ Paul D. Rubin
-----------------------------     Director                               March 19, 1998
Paul D. Rubin, M.D.

                                   EXHIBIT INDEX


      Exhibit
      Number        Exhibit
      --------      --------

      4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration No. 000-27282 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.

      23.1          Consent of KPMG Peat Marwick LLP - Independent
                    Accountants.

      23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

      99.1          1995 Stock Option Plan (as amended and restated June 9,
                    1996).

      99.2*         Form of Notice of Grant of Stock Option.

      99.3*         Form of Stock Option Agreement.

      99.4*         Form of Addendum to Stock Option Agreement (Special Tax
                    Elections).

      99.5*         Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Change in Control).

      99.6*         Form of Addendum to Stock Option Agreement (Limited
                    Stock Appreciation Rights).

      99.7*         Form of Notice of Grant of Automatic Stock Option
                    (Initial Grant).

     99.8*          Form of Notice of Grant of Automatic Stock Option
                    (Annual Grant).

     99.9*          Form of Automatic Stock Option Agreement.

* Exhibits 99.2 through 99.9 are incorporated herein by reference to Exhibits 99.2 through 99.9, respectively, to Registrants's Registration Statement No. 333-15807 on Form S-8, filed with the SEC on November 8, 1996.